UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2005

ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	~	Identification No.)

10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (708) 349-3300

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

On September 29, 2005, Andrew Corporation (the “Company”) entered into a new senior unsecured revolving credit agreement with (i) Bank of America, N.A. as Administrative Agent, Swing Line Lender, Foreign Swing Line Lender and L/C Issuer; (ii) Citicorp North America, Inc., as Syndication Agent; (iii) Fifth Third Bank (Chicago), Harris N.A., U.S. Bank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents; (iv) Banc of America Securities LLC and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Sole Book Managers; and (v) certain commercial lending institutions party thereto (the “Credit Agreement”) that allows the Company and its designated subsidiaries to borrow up to $250 million. The Credit Agreement is scheduled to expire in September 2010 and replaces the Company’s former $170 million revolving credit facility that was scheduled to expire in December 2005. It is anticipated that funds borrowed under the Credit Agreement will complement cash generated from operations and be used for general corporate purposes including working capital, capital expenditures, debt repayment, share repurchase or other corporate development activities. On September 29, 2005 the Company had $3.7 million borrowed under the Credit Agreement.

Borrowings under the Credit Agreement will bear interest at a variable rate equal to a Base Rate plus an Applicable Margin Rate. The Base Rate is equal to the higher of the Federal Funds Rate plus 1/2 of 1% or Bank of America’s Prime Rate. The Applicable Margin Rate is based on the Company’s consolidated total debt to EBITDA ratio and can range from 0.75% to 1.75%. The Company also had the ability to borrow at a fixed 30, 60 or 90 day rate based on a LIBOR based rate plus the Applicable Margin Rate. The Company must also pay a fee, which may range from 0.125% to 0.375%, on the average daily unused portion of the aggregate commitments under the Credit Agreement. This rate varies based on the Company’s total debt to EBITDA ratio and on the Company’s average borrowings.

The Credit Agreement contains various restrictions and covenants, including requirements that the Company maintain certain financial ratios at prescribed levels and restrictions on the ability of the Company to create liens, incur additional indebtedness, dispose of assets and various other restrictions included in the Credit Agreement. The key financial ratios that the Company must maintain are total debt to EBITA ratio, senior debt to EBITDA and a fixed charges coverage ratio.

The Credit Agreement under Article VII contains certain events of default. If an event of default occurs and is continuing, the Administrative Agent can take, but is not limited to, the following actions: (i) terminating the Credit Agreement; (ii) declaring unpaid principal and interest to be immediately due; and (iii) requiring the Company’s cash to be used to collateralize outstanding obligations.

The description of the Credit Agreement set forth above is qualified by reference to the Credit Agreement filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated September 29, 2005.

99.2	$250 million Credit Agreement, dated as of September 29, 2005, by and among (i) Andrew Corporation and designated subsidiaries of Andrew Corporation; (ii) Bank of America, N.A. as Administrative Agent, Swing Line Lender, Foreign Swing Line Lender and L/C Issuer; (iii) Citicorp North America, Inc., as Syndication Agent; (iv) Fifth Third Bank (Chicago), Harris N.A., U.S. Bank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents; (v) Banc of America Securities LLC and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Sole Book Managers; and (vi) certain commercial lending institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: September 29, 2005	By: /s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer

ANDREW CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	Press release dated September 29, 2005.

99.2	$250 million Credit Agreement, dated as of September 29, 2005, by and among (i) Andrew Corporation and designated subsidiaries of Andrew Corporation; (ii) Bank of America, N.A. as Administrative Agent, Swing Line Lender, Foreign Swing Line Lender and L/C Issuer; (iii) Citicorp North America, Inc., as Syndication Agent; (iv) Fifth Third Bank (Chicago), Harris N.A., U.S. Bank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents; (v) Banc of America Securities LLC and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Sole Book Managers; and (vi) certain commercial lending institutions party thereto.